UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported):  July 7, 2006
Linn Energy, LLC
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	000-51719 (Commission File Number)	65-1177591 (IRS Employer Identification No.)

650 Washington Road, 8th Floor Pittsburgh, Pennsylvania	15228
(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code: (412) 440-1400
NOT APPLICABLE
(Former name or former address, if changed since last report.)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.
     The information included in or incorporated by reference in Item 5.02 of this Current Report on Form 8-K (this “Report”) is incorporated by reference into this Item 1.01 of this Report.
Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.
     On July 11, 2006, Linn Energy, LLC (the “Company”) announced the appointment of Lisa D. Anderson, 45, as Senior Vice President and Chief Accounting Officer. Since November 2005, Ms. Anderson has been a Managing Director (Financial Reporting Risk Services) of Protiviti Inc. (“Protiviti”), an international risk consulting firm. From January 2001 until August 2005, Ms. Anderson was a Managing Director of Jefferson Wells, and prior thereto was a partner with KPMG LLP. Protiviti has and continues to provide the Company with accounting-related consulting services. A copy of the press release announcing Ms. Anderson’s appointment is attached to this Report as Exhibit 99.1 and is incorporated into this Item 5.02 by reference.
     On July 7, 2006, in connection with Ms. Anderson’s appointment, the Company and Linn Operating, Inc. (“Linn Operating”), a wholly owned subsidiary of the Company, entered into an employment agreement (the “Employment Agreement”) with Ms. Anderson, effective July 17, 2006 (the “Effective Date”). The Employment Agreement provides for an annual base salary of $175,000, subject to annual increase, and a one-time bonus of $100,000, payable within thirty days of the Effective Date. Ms. Anderson is also entitled to receive a guaranteed bonus (“Guaranteed Bonus”) of not less than $62,500 with respect to the fiscal year ending December 31, 2006, and not less than $125,000 with respect to the fiscal year ending December 31, 2007. Thereafter, she will be eligible for incentive compensation payable at the discretion of the Company’s board of directors. Ms. Anderson also is entitled to receive an option awarded under the Linn Energy, LLC Long Term Incentive Plan (the “Incentive Plan”) as of the Effective Date to purchase 50,000 units at an exercise price equal to the fair market value of the Company’s units on the date of grant and subject to a service-based vesting schedule; and a grant of 50,000 restricted units awarded under the Incentive Plan as of the Effective Date and subject to a service-based vesting schedule. The option and restricted unit awards are expected to vest one-third on January 1, 2007, one-third on January 1, 2008, and the remaining one-third on January 1, 2009. The options and restricted units will vest in full upon a change of control or a termination of Ms. Anderson’s employment by Linn Operating without cause, termination of employment by Ms. Anderson with good reason or upon Ms. Anderson’s death or disability. The Company will file Ms. Anderson’s option and restricted unit award agreements when they are available.
     In the event of termination by Linn Operating other than for cause or termination by Ms. Anderson for good reason, the Employment Agreement provides for severance payments, if prior to the first anniversary of the Effective Date, in 12 monthly installments, and if on or after the second anniversary of the Effective Date, in 24 monthly installments, in an amount equal to one-twelfth (1/12th) of her highest base salary in effect at any time during the 36 months prior to the date of termination (“Highest Base Salary”). In the event of termination by Linn Operating other than for cause or termination by Ms. Anderson for good reason, on or prior to December 31, 2007, she will also be entitled to a cash payment equal to her pro-rata Guaranteed Bonus.
     If, within one year of a change of control, Linn Operating terminates her employment other than for cause or Ms. Anderson terminates her employment for good reason, she will be entitled to receive a lump-sum payment equal to her Highest Base Salary if prior to the first anniversary of the Effective Date, and two times her Highest Base Salary if on or after the first anniversary of the Effective Date.
     The Employment Agreement prohibits Ms. Anderson from soliciting any of our employees or customers as well as from competing directly with us for a period of two years following termination of employment. The non-compete provision will not be applicable if Ms. Anderson is terminated within one year of a change of control.
Item 9.01 Financial Statements and Exhibits.
     (d) Exhibits.

Exhibit Number	Description
Exhibit 10.1	Employment Agreement, dated July 7, 2006 between Linn Operating, Inc. and Lisa D. Anderson.

Exhibit 99.1	Press Release dated July 11, 2006 announcing the appointment of Lisa D. Anderson as Senior Vice President and Chief Accounting Officer.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Linn Energy, LLC
Date: July 13, 2006	/s/ Kolja Rockov
Kolja Rockov
Executive Vice President and Chief Financial Officer

EXHIBIT INDEX

Exhibit Number	Description
Exhibit 10.1	Employment Agreement, dated July 7, 2006 between Linn Operating, Inc. and Lisa D. Anderson.

Exhibit 99.1	Press Release dated July 11, 2006 announcing the appointment of Lisa D. Anderson as Senior Vice President and Chief Accounting Officer.